UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): September 9, 2022
COLONY BANKCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of Principal Executive Offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 09, 2022, the Board of Directors of Colony Bankcorp, Inc. (the “Company”), the bank holding company for Colony Bank (the “Bank”), and the Board of Directors of the Bank approved the appointment of Mr. R. Dallis Copeland, Jr. as President of the Company and the Bank, effective September 13, 2022. Mr. T. Heath Fountain previously served as President and Chief Executive Officer of the Company and the Bank, and will continue to serve as Chief Executive Officer of the Company and the Bank effective September 13, 2022.

Mr. Copeland (age 53) has served as Special Advisor of the Company and the Bank since July of 2021. He previously served as Executive Vice President and Chief Community Banking Officer at Synovus Financial Corporation from 2015 until 2019. In this position, he led Synovus’ banking operations for 28 bank divisions across the company’s five-state footprint. From 2009 through 2015, Mr. Copeland served as Executive Vice President and Chief Banking Officer, where he was responsible for all banking services including Corporate, Commercial Real Estate, Retail, Private Wealth, Treasury Management, Credit Card, Marketing and Special Assets. During his tenure at Synovus, he was a member of the Executive Committee and reported directly to the Chairman and CEO from 2009 until his retirement in 2019. Mr. Copeland currently serves on the Board of the Development Authority of Columbus. He previously served on the executive committee for the University System of Georgia Foundation and has served as a member of various boards, including the Greater Columbus Chamber of Commerce and the Georgia Bankers Association.

In connection with his appointment to President of the Company and the Bank, the Bank entered into an employment agreement with Mr. Copeland, which agreement has a 2-year term (expiring September 13, 2024) and provides for an initial base salary of $350,000, an opportunity to earn an annual bonus, and participation in employee benefit plans available to other similarly-situated Bank employees. Pursuant to Mr. Copeland’s employment agreement, if the Bank terminates Mr. Copeland’s employment other than for “cause” or “disability” or Mr. Copeland resigns for “good reason” (as such terms are defined in the employment agreement), then the Bank will pay to Mr. Copeland: (i) if such termination occurs prior to a change in control or more than 12 months following a change in control, an amount equal to one times his current base salary for a period of twelve (12) months, payable in approximately equal installments; or (ii) if such termination occurs within 12 months following a change in control, an amount equal to 1.5 times the sum of (x) Mr. Copeland’s then-current base salary plus (y) an amount equal to the annual bonus paid by the Company to Mr. Copeland with respect to the calendar year immediately preceding the date of termination, payable in a single lump sum within 30 days, in each case subject to Mr. Copeland’s execution and non-revocation of a general release of claims against the Bank. The employment agreement also contains certain non-competition and employee and customer non-solicitation covenants that apply during his employment and for 12 months following termination of employment (unless termination follows the expiration of the employment agreement), and standard confidentiality covenants. The foregoing description of Mr. Copeland’s employment agreement is qualified in its entirety by the full text of the employment agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2022.

There are no understandings or arrangements with any persons regarding the appointment of Mr. Copeland to this position, there are no reportable related-party transactions with Mr. Copeland, and there are no family relationships between him and any other officer or director of the Company. Additionally, Mr. Copeland has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

On September 9, 2022, the Board of Directors of the Company and the Bank also approved a transition arrangement and new employment agreement with Mr. M. Eddie Hoyle. Effective January 1, 2023, Mr. Hoyle will transition out of his current role as Executive Vice President and Chief Banking Officer and into a new role as special advisor to the Company and the Bank. In connection with this transition arrangement, the Bank and Mr. Hoyle agreed to terminate his existing employment agreement with the Bank, dated as of January 19, 2021, and enter into new employment agreement, which agreement has a 2-year term (expiring January 1, 2025) and provides for an annual salary of $120,000, an opportunity to earn an annual bonus for calendar year 2022, and participation in employee benefit plans available to other similarly-situated Bank employees. Pursuant to Mr. Hoyle’s employment agreement, if Mr. Hoyle dies or the Bank terminates Mr. Hoyle’s employment other than for “cause”, or if within 12 months following a change in control Mr. Hoyle resigns for “good reason” (as such terms are defined in the employment agreement), then the Bank will pay to Mr. Hoyle or his estate or beneficiaries, as applicable, an amount equal to the annual salary that he would have received through the last day of the term of his employment agreement, absent his termination of employment, payable in a single lump sum within 30 days, subject to Mr. Hoyle’s execution and non-revocation of a general release of claims against the Bank. The employment agreement also contains certain non-competition and employee and customer non-solicitation covenants that apply during his employment and for 12 months following termination of employment, and standard confidentiality covenants. The foregoing description of Mr. Hoyle’s employment agreement is qualified in its entirety by the full text of the employment agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description

99.1 Press release dated September 13, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: September 13, 2022	By:	/s/ Andrew Borrmann
Andrew Borrmann
Executive Vice President and Chief Financial Officer